UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2020

COHERENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

(408) 764-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	COHR	The NASDAQ Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.	Other Events

On February 5, 2020, Coherent, Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended December 28, 2019 (the “Form 10-Q”), which contained an error in its risk factor disclosure on page 47 of the Form 10-Q. In the risk factor entitled “We participate in the flat panel display market, which has a relatively limited number of end customer manufacturers. Our backlog, timing of net sales and results of operations could be negatively impacted in the event we face any significant periods with few or no orders or our customers reschedule or cancel orders,” the first sentence of the last paragraph of that risk factor incorrectly stated that “As of December 28, 2019, flat panel display systems represented 58% of our backlog.” The correct number is 25%; accordingly, the sentence should read as follows: “As of December 28, 2019, flat panel display systems represented 25% of our backlog.”

The Company is restating the entire risk factor below and the only change from the original risk factor included in the Form 10-Q is the percentage of backlog number as described above.

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We participate in the flat panel display market, which has a relatively limited number of end customer manufacturers. Our backlog, timing of net sales and results of operations could be negatively impacted in the event we face any significant periods with few or no orders or our customers reschedule or cancel orders.

In the flat panel display market, there are a relatively limited number of manufacturers who are the end customers for our annealing products. In the first quarter of fiscal 2020, Advanced Process Systems Corporation, an integrator in the flat panel display market based in South Korea, contributed more than 10% of our revenue. Given macroeconomic conditions, varying consumer demand and technical process limitations at manufacturers, we may see fluctuations in orders, including periods with no or few orders, and our customers may seek to reschedule or cancel orders. For example, in the fourth quarter of fiscal 2018, a customer requested a change of delivery date resulting in a significant order being rescheduled from the first to the second quarter of fiscal 2019. In addition, in the first quarter of fiscal 2019, one customer cancelled three purchase orders which included backlog shippable within 12 months of $38.2 million as well as some additional orders which were unscheduled.

These larger flat panel-related systems have large average selling prices. Any significant periods with few or no orders or any rescheduling or canceling of such orders by our customers will likely have a significant impact on our quarterly or annual net sales and results of operations and could negatively impact inventory values and backlog. Additionally, challenges in meeting evolving technological requirements for these complex products by us and our suppliers could also result in delays in shipments and rescheduled or cancelled orders by our customers. This could negatively impact our backlog, timing of net sales and results of operations.

As of December 28, 2019, flat panel display systems represented 25% of our backlog. Since our flat panel display systems have higher average selling prices than other products in our backlog, any delays or cancellation of shipments could have a material adverse effect on our financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: February 7, 2020
By: /s/ Kevin Palatnik
Kevin Palatnik
Executive Vice President and
Chief Financial Officer